Exhibit 5.1

[Letterhead of Jones Day]

August 7, 2008

The Folgers Coffee Company

6210 Center Hill Road

Cincinnati, Ohio 45202

Re: Registration Statement on Form S-4 and Form S-1 Filed by The Folgers Coffee Company

Ladies and Gentlemen:

We are acting as counsel for The Procter & Gamble Company, an Ohio corporation (“P&G”), in connection with the Registration Statement No. 333-152453 on Form S-4 and Form S-1 (the “Registration Statement”) of The Folgers Coffee Company, a Delaware corporation and wholly owned subsidiary of the Company (“Folgers”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 63,077,885 shares of Folgers common stock, par value $0.01, to be distributed to shareholders of P&G pursuant to the exchange offer described in the Registration Statement. Terms not defined herein have the meaning ascribed to them in the Registration Statement.

In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and such matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Folgers common stock that have been issued prior to the date hereof are, and the additional shares of Folgers common stock to be issued pursuant to the Transaction Agreement will be when so issued, duly authorized, validly issued fully paid and nonassessable.

Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ JONES DAY